EXHIBIT 32.1
CERTIFICATION OF THE
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
OF LIVANOVA PLC
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of Damien McDonald, Chief Executive Officer of LivaNova PLC (the “Company”), and Vivid Sehgal, Chief Financial Officer of the Company, each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(a)  the Annual Report on Form 10-K for the period ended December 31, 2016 for LivaNova PLC and its consolidated subsidiaries, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the year ended December 31, 2016.

Date:  March 1, 2017

/s/ DAMIEN MCDONALD
Damien McDonald
Chief Executive Officer
(Principal Executive Officer)

/s/ VIVID SEHGAL
Vivid Sehgal
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as a part of this report or on a separate disclosure document.